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                          REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is dated as of _August 30,--------,
1995 by and among RCM Technologies, Inc., a Nevada corporation (the "Company") and the Shareholders of Cataract, Inc., a Pennsylvania corporation, listed on Schedule "A" attached hereto and made a part hereof (the "Holders").

                              W I T N E S S E T H:

WHEREAS, the Company and Holders are parties to a Merger Agreement as of even date herewith pursuant to which Cataract, Inc. has elected to effectuate a merger with a newly formed subsidiary of the Company (the "Merger");

WHEREAS, pursuant to the Merger, the Holders are to receive certain shares of the Company's Common Stock;

WHEREAS, the parties hereto desire to set forth their agreement concerning the registration of the Company's common stock under the Securities Act of 1933, as amended.

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENT

1. Definitions.

(a) "Company" shall mean RCM Technologies, Inc.

(b) "Holders" shall mean the former shareholders of Cataract, Inc. who have received shares of the Company's Common Stock pursuant to the Merger.

(c) "Merger" shall mean the Merger of Cataract, Inc. into CI
Acquisition Corp., a newly formed, wholly-owned subsidiary of the Company pursuant to the terms of a Merger Agreement (the "Merger Agreement") entered into on even date herewith.

(d) "Restricted Stock" shall mean the Common Stock of the Company that have been distributed to the Holders pursuant to the Merger.

(e) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any relevant time.

(f) "SEC" shall mean the United States Securities and Exchange
Commission.

Capitalized terms used through this Registration Rights Agreement shall have the same meaning ascribed thereto in the Merger Agreement.


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         2.       Demand Registration.

     (a) Upon written request from the Holders who own a majority of the Restricted Stock, the Company has agreed, commencing upon the expiration of the three (3) year period of the Merger Agreement, to, as shortly thereafter as is practicable, on one occasion only, prepare and file a Registration Statement with the SEC and use its best efforts to promptly have such Registration Statement declared effective for the purpose of facilitating the public resale of the Restricted Stock. Notwithstanding the above, no request made under this paragraph shall require a Registration Statement requested therein to become effective prior to 180 days after the effective date of a Registration Statement filed by the Company covering an underwritten public offering of Common Stock.

     (b) Promptly following receipt of any such notice, the Company shall immediately notify any Holders who did not deliver such notice requesting registration and shall register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders making request pursuant to the first sentence of Paragraph 2(a) above, the number of shares of Restricted Stock specified in such notice (and in any notices received from other Holders within 20 days after their receipt of such notice from the Company). If such method of disposition shall be an underwritten public offering, Holders owning a majority of the shares of Restricted Stock to be sold may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld.

     (c) The Company shall be entitled to include in any Registration Statement referred to in subparagraph (a) of this paragraph 2, shares of common stock to be sold by the Company for its own account (or by other holders of common stock, if all shares which the Company wishes to register for its own account have been included), provided, however, that if the registration demanded by the Holders pursuant to paragraph 2(a) is an underwritten registration and the managing underwriter states in writing that the inclusion of shares by the Company or other holders pursuant to this paragraph 2(c) could delay or reduce the price of such offering, then the number of shares that may be included by the Company or the other holders will be cut back to a level deemed satisfactory by the managing underwriter.

     (d) The Company's obligation in Subparagraphs 2(a) and 2(b) above extends only to the use of the Company's best efforts to register such shares pursuant to a Registration Statement. The Company shall indemnify and hold harmless the Holders and any underwriter or managing underwriter designated by the Holders, to cooperate with such underwriter, pursuant to an underwriting agreement containing usual and customary terms, but shall not be obligated to obtain a commitment from an underwriter relative to the sale of such shares, whether in a public offering or private placement transaction. Furthermore, the Holders so electing to register their shares hereby agree, as a condition precedent to such registration, to provide the Company with a certificate or

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 certificates   evidencing  compliance  with  the  Securities  Act  and  all applicable rules and regulations thereunder.

     3. Registration Procedures. If and whenever the Company is required by the provisions of paragraph (2) hereof to effect the registration of any of the Restricted Stock under the Securities Act, the Company will use its best efforts to:

     (a) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby or as required under the Securities Act;

     (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in Subparagraph 3(a) above and as comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such Registration Statement in accordance with the sellers' intended method of disposition set forth in such Registration Statement for such period;

     (c) furnish to each seller and to each underwriter such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus), as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such Registration Statement;

     (d) use its best efforts to register or qualify the Restricted Stock covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the sellers, or, in the case of an underwritten public offering, the managing underwriter shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

     (e) immediately notify each seller under such Registration Statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required or necessary to be stated therein in order to make the statements contained there in not misleading in light of the circumstances then existing;

     (f)  make  available  for  inspection  by  each  seller,   any  underwriter
participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such

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     seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

     (g) For purposes of Subparagraphs 3(a) and 3(b) above, the period of distribution of Restricted Stock shall be deemed to extend for nine months (120 days in the case of registration on Form S-3) or such earlier date as (A) in an underwritten public offering, each underwriter has completed the distribution of all securities purchased by it; and (B) in any other registration, all shares of Restricted Stock covered thereby shall have been sold; and

     (h) if the Common Stock of the Company is listed on any securities exchange or automated quotation system, the Company shall use its best efforts to list (with the listing application being made at the time of the filing of such Registration Statement or as soon thereafter as is reasonably practicable) the Restricted Stock covered by such Registration Statement on such exchange or automated quotation system.

         4.       Expenses.

     (a) For the purposes of this Paragraph (4), the term "Registration Expenses" shall mean: all expenses incurred by the Company in complying with paragraph (2) of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company (other than the expenses of any special audit as described below), fees of the National Association of Securities Dealers, Inc. ("NASD"), fees and expenses of listing shares of Restricted Stock on any securities exchange or automated quotation system on which the Company's shares are listed and fees of transfer agents and registrars. The term "Selling Expenses" shall mean: all underwriting discounts and selling commissions applicable to the sale of Restricted Stock, all accountable or non-accountable expenses paid to any underwriter in respect of the sale of Restricted Stock, the cost of any special (i.e., other than fiscal year-end) audit required by the Securities Act as a result of the Company's obligation to maintain a Registration Statement current for nine months or required by the Securities Act or by the managing underwriter.

     (b) Except as otherwise provided herein or in subparagraph (c) hereof, the Company will pay all Registration Expenses in connection with the Registration Statement filed pursuant to paragraph (2) of this Agreement. All Selling Expenses in connection with any Registration Statement filed pursuant to paragraph (2) of this Agreement shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.


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     (c) Notwithstanding the foregoing  provisions of this paragraph (4), in the event that the Company shall receive instructions by the Holders of not less than a majority of the Shares of Restricted Stock as to which registration has been requested pursuant to paragraph (2) of this Agreement that it should not cause such registration to become effective, then unless the Company shall elect to proceed with such registration for the account of the Company and/or other sellers, at the election of such Holders, either:

     (A) the Registration Expenses that are incurred by and the obligation of the Company in connection with such proposed registration shall be paid by the proposed sellers thereunder, such expenses to be shared pro rata according to the value of the securities requested to be registered, and, in such case, for all purposes of paragraph (2) of this Agreement, such request for registration shall be deemed not to have been made; or

     (B) the Registration Expenses that are incurred by and the obligation of the Company in connection with such registration shall be paid by the Company and such request for registration shall be deemed to have been effected.

     (d) In the event that the Company elects to proceed with a registration, which has been subject to an election pursuant to Subparagraph (c) above, for the account of the Company and/or other sellers, the Holders who had requested registration shall only be liable for Registration Expenses specifically attributable to them, such as registration and filing fees in respect of their shares, and, for purposes of paragraph (2) of this Agreement, such holders' request for registration shall be deemed not to have been made. Notwithstanding anything to the contrary set forth herein or in subparagraph (c) above, the Holders will, at all times, be wholly responsible for any and all Selling Expenses relating to such registrations.

         5.       Obligations of Holder.

     (a) In connection with each registration hereunder, each selling Holder will furnish to the Company in writing such information with respect to such seller and the securities held by such seller, and the proposed distribution by them as shall be reasonably requested by the Company in order to assure compliance with federal and applicable state securities laws, as a condition precedent to including such seller's Restricted Stock in the Registration Statement. Each selling Holder also shall agree to promptly notify the Company of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained there in not misleading in light of the circumstances then existing.

     (b) In connection with each registration pursuant to paragraph (2) of this Agreement, the Holders included therein will not effect sales thereof until notified by the Company of the effectiveness of the Registration

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     Statement,  and  thereafter  will  suspend  such  sales  after  receipt  of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus. At the end of any period during which the Company is obligated to keep a Registration Statement current, the Holders included in said Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.



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         6.       Miscellaneous Provisions.

     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     (b)   Counterparts.   This  Agreement  may  be  signed  in  any  number  of
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders.

     (d) Notices. All communications under this Agreement shall be sufficiently given if delivered by hand or by overnight courier or mailed by registered or certified mail, postage prepaid, addressed,

                           (i)      if to the Company, to:

                                    Mr. Leon Kopyt
                                    Chief Executive Officer
                                    RCM Technologies, Inc.
                                    2500 McClellan Avenue, Suite 350
                                    Pennsauken, New Jersey  08109-4613

                                    with a copy to:

                                    Stephen M. Cohen, Esquire
                                    Clark, Ladner, Fortenbaugh & Young
                                    One Commerce Square
                                    2005 Market Street, 22nd Floor
                                    Philadelphia, PA  19103

     or, in the case of the Holders, at such address as each such Holder shall have furnished in writing to the Company; or at such other address as any of the parties shall have furnished in writing to the other parties hereto.

     (e) Successors and Assigns; Holders as Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns, and the agreements of the Company herein shall inure to the benefit of all Holders and their respective successors and assigns.

     (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


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     (g) Entire Agreement; Survival;  Termination. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Very truly yours,

RCM TECHNOLOGIES, INC.

By: /s/Leon Kopyt_____
Name:Leon Kopyt
Title:President

Agreed and accepted this
30th day of August_, 1995:


The Holders listed on Schedule A hereto.


/s/Joseph A Marubio___________      __/s/Paula A. Marubio_________
Joseph A. Marubbio                                   Paula Marubbio

/s/ Robert L. Starer___________     _/s/Merle A. Starer____________
Robert L. Starer                            Merle A. Starer

/s/James R. Affleck, Jr._______     _/s/Sarah A. Affleck___________
James R. Affleck, Jr.                       Sarah B. Affleck

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                                   SCHEDULE A

List of Shareholders of Cataract, Inc.

Joseph A. Marubbio
Paula Marubbio
Robert L. Starer
Merle A. Starer
James R. Affleck, Jr.
Sarah B. Affleck



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